Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2024, with respect to the consolidated financial statements included in the Annual Report of Lifezone Metals Limited on Form 20-F for the year ended December 31, 2023.

We consent to the incorporation by reference of said report in the following Registration Statement of Lifezone Metals Limited:

Form type	File number	Effective date
F-1	333-272865	September 29, 2023

/s/ Grant Thornton

Grant Thornton
Dublin, Ireland

March 29, 2024